U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2011

Sector 10, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24370	33-0565710
(Commission File No.)	(IRS Employer Identification No.)

3500 Island Blvd. Suite 105
Aventura, FL 33160

(206) 853-4866
(Address and telephone number of principal executive offices and place of business)

 (Former name or former address, if changed since last report)

Former Address
14553 South 790 West
Bluffdale, Utah 84065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01(a):  Acquisition of First Diversified Equities, Inc.

On January 7, 2011, Sector 10, Inc. closed on the acquisition of Solar Tracer Corporation.  As part of that transaction, Solar Tracer Corporation obtained voting control of the Company and the Company continued to pursue the review of other acquisition prospects.  The representatives of Solar Tracer Corporation presented First Diversified Equities, Inc. as another candidate for acquisition.  Solar Tracer Corporation representatives authorized and approved the acquisition transaction with First Diversified Equities, Inc.  Accordingly, the following documents the acquisition of First Diversified Equities, Inc.

A definitive Agreement was entered into on February 3, 2011 with the signing of the Stock Exchange Closing Statement between Sector 10, Inc. and First Diversified Equities, Inc. documenting the acquisition of First Diversified Equities, Inc. by Sector 10, Inc.

Sector 10, Inc. entered into a tentative Stock Exchange Agreement with First Diversified Equities, Inc. dated January 21, 2011.  The tentative agreement called for the acquisition of First Diversified Equities, Inc. subject to the terms and conditions set forth in the agreement.  The agreement was tentative subject to the results of the due diligence review by both parties.  Due diligence reviews were to be completed on or before February 1, 2011.   2011.  The period for due diligence review was extended and due diligence was completed on February 3, 2011.  The Board of Directors for Sector 10, Inc. approved the closing of the Stock Exchange Agreement on February 3, 2011 and the closing was completed on February 3, 2011.

First Diversified Equities, Inc. (“First Diversified”) is a business development, licensing and acquisition firm. First Diversified counts among its assets, American Beverage Distributors, which has entered into a joint venture agreement to acquire exclusive right to distribute an internationally known name brand energy drink in the North and South American markets.  Mr. Sam Dichy, President of First Diversified, is the founder and President of American Beverage Distributors. First Diversified also holds the exclusive China license to “Sugar Crush”, a diabetic blood sugar controlling concentrate developed and successfully marketed in Israel and now being sold in the US with television host Larry King as the spokesperson.  China is facing the world’s biggest diabetes epidemic with an estimated 100 million people suffering from the disease.  The Company is pursuing a joint venture with a Chinese marketing and distribution firm to capture a significant market share.

Under the terms of the Stock Exchange Agreement dated January 21, 2011 that was closed on February 3, 2011 though the Stock Exchange Closing Agreement, the significant terms and conditions agreed to by the parties is as follows:

1)
First Diversified Exchange.  On the terms and subject to the conditions set forth in this Agreement, at the closing of the transaction contemplated by this Agreement (the “Closing”), which is more particularly described in Article IV below, First Diversified will transfer to Sector 10, Inc., 25,000,000 shares of common stock of First Diversified which represents 100% of the issued and outstanding shares of the capital stock of First Diversified as of the date of this Agreement and will represent 100% of the issued and outstanding shares of capital stock of First Diversified as of the date of the Closing (“the Closing Date”).

2)
Assignment of Rights to Post Split Shares.    The Stock Exchange Agreement between Sector 10, Inc. and Solar Tracer Corporation dated December 22, 2010 (“Solar Tracer Stock Exchange Agreement”) required that Sector 10, Inc. complete a 26-1 reverse stock split.  Upon final approval of the reverse stock split, 60,000,000 shares were authorized to be issued to a designated shareholder of Solar Tracer Corporation. As agreed by all parties under the Solar Tracer Stock Exchange Agreement, the issued shares including the post reverse split shares would be issued to Sterling, LLC.   Sterling, LLC has agreed to assign its full rights to the post reverse common shares of Sector 10 Inc. to First Diversified as part of this Agreement.  Accordingly, in consideration of the exchange of 100% of the First Diversified shares set forth in Section 1.1 above, all parties agree that the 60,000, 000 shares to be issued after the reverse stock split will be issued to First Diversified or its assignees as consideration for the exchange of 100% of the First Diversified common shares exchanged under Section 1.1 above.  This issue will be made based solely on the assignment by Sterling, LLC as set forth in this Section 1.2.   Sterling, LLC and Solar Tracer Corporation are part of this Agreement only to the extent of confirming the assignment of the shares required under this Section 1.2.  Sterling, LLC and Solar Tracer Corporation have no other involvement or obligation under this agreement.  Except for the assignment of the shares discussed herein, there are no other changes to the rights, obligations or other terms and conditions set forth in the Solar Tracer Stock Exchange Agreement.

3)
Reverse Split and Additional Stock Issue. Subsequent to the Closing of the Transaction contemplated under this Agreement, the Sector 10, Inc. Board of Directors shall authorize Sector 10, Inc. to restructure the Sector 10, Inc. capital stock through a 26-1 reverse stock split.  All shareholders of record as of the transaction date will receive 1 new share for every 26 common shares owned at the transaction date.  After the 26-1 reverse split is completed and approved by regulatory authorities including FINRA, additional post split common shares of 60,000,000 will be issued to First Diversified or its assigns based on the assignment set forth in Section 1.2 above.  Upon completion of this secondary issuance, First Diversified shall own a total of 60,000,000 common shares after the 26-1 reverse split.  The new issued common shares of Sector 10, Inc. issued under this Agreement will be not registered pursuant to the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and will be subject to Rule 144 of the Securities and Exchange Commission.

4)
The Closing.  The Closing shall take place at the offices of Sector 10, Inc. counsel on or before February 1, 2011, (the “Closing Date”) or such other date and/or place as the Parties shall agree to in writing.  Upon the mutual agreement of the Parties, the Closing may be completed via fax transmission of signed documents with signed originals of the various transaction documents to be sent to the respective Parties at their respective addresses as set forth above.

5)
Change on Control.   The shares issued and the reserve/proxy provided pursuant to Solar Tracer Stock Exchange Agreement resulted in a Change of Control of Sector 10, Inc. at the closing of the Agreement.  The common shares issued pursuant to Section 1.3 in accordance with the assignment provided under Section 1.2 shall result in a Change in Control upon the issuance of the post reverse split common shares.  First Diversified shall joint and severally, indemnify, defend and hold harmless Sector 10, Inc. and each of the officers, directors and shareholders relating to the transactions conducted under Section 1.2 and 1.3.  The parties agree that any such Change in Control of Sector 10, Inc. will not impact the terms and conditions and the payment requirements of any of obligations, accrued expenses, notes, agreements, contracts or other arrangements that are recorded on the Sector 10, Inc. Financial Statements and/or authorized at the Closing Date and/or the date of Change in Control.

The Stock Exchange Closing Statement signed by the parties on February 3, 2011 removed all contingencies included in the tentative Stock Exchange Agreement dated January 21, 2011.  Under the Closing Statement, the Parties agreed that all contingencies to the Agreement have been satisfied and that the Agreement is definitive and final as of February 3, 2011 (referred to as “Closing Date”).  In settlement of all outstanding issues and in compliance with the requests of information set forth in the Agreement dated January 21, 2011, the Parties agreed to and/or provide the following information on or before February 8, 2011 unless otherwise agreed by the parties:

1)
Common Shares Transferred under Section 1.1 of the Agreement:  Certificates in the name of Sector 10, Inc. for 15,000,000 common shares of First Diversified or the current amount of shares representing 100% of the issued and outstanding shares (if greater) shall be provided to Sector 10, Inc. on or before February 8, 2011.  The original agreement called for shares of 25,000,000 to be transferred which represented 100% of the authorized shares.  This agreement clarifies that 100% of the issued and outstanding shares will be transferred under this agreement.  It is understood that that 100% of the issued and outstanding shares is 15,000,000 shares.  First Diversified may provide a copy of the certificate via e-mail with the original certificate delivered by certified mail or other trackable delivery method to the President of Sector 10, Inc. at his direction.

2)
Management Restructure / Reverse Stock Split Plan Outline: The Parties agree to hold a meeting including participants from all parties on February 7, 2011 or as otherwise agreed to accomplish the following objectives:

a.
Review any changes to Management and the Board of Directors as a result of the transaction completed under this Agreement in order to integrate First Diversified Management into Sector 10, Inc.  Such integration shall be completed as agreed by all parties and effective on or before the fiscal year ended March 31, 2011.

b.	Establish an initial plan, related timing and responsibilities for implementation of the reverse stock split required under this Agreement.

c.
Develop a plan to change the name of the Company that better describes the new direction of the company.  Appropriate documentation shall be filed with the State of Delaware to request a change in the Company name.  It is the intention of all parties to have the name change effective on or before the fiscal year ended March 31, 2011.

3)
The Parties agree that with the execution of this Closing Statement, all contingencies to the  agreement  dated January 21, 2011 are removed and that all Parties are obligated to complete in a timely manner all obligations set forth in the January 21, 2011 Agreement and as set forth above.  Any changes to the Agreement may be conducted only by mutual written consent of all Parties involved.

4)	The Parties agree that this Closing Statement is included as an addendum to the original agreement dated January 21, 2011 and is subject to all of its terms and conditions.

The parties further agreed that the proxy agreement provided to Solar Tracer Corporation under the Stock Exchange Agreement closed on January 7, 2011 will be transferred to First Diversified Equities, Inc. until the reverse stock split is completed.  Under the Proxy Agreement: Sector 10 Holdings, Inc. agreed to provide a temporary voting proxy for 30,005,330 common shares of Sector 10, Inc.  Upon the approval of the reverse stock split, the proxy will be terminated and all voting rights will revert back Sector 10 Holdings, Inc. with respect to the 30,005,330 shares.  The combination of the shares issued under the Solar Tracer Agreement and the issuance of the proxy reduced the voting percentage of Sector 10 Holdings, Inc from 52.43% to 12.95%

The parties further agreed to extend the date for the transfer of the documentation required as support to the stock exchange agreement from February 8, 2011 until the later of February 16, 2011 or the date when the Form 10-Q is filed for the period ended December 31, 2011.  The management meeting schedule for February 7, 2001 as stated above was extended to a mutually agreed time after the Form 10-Q for the period ended December 31, 2010 is completed and filed.

With the completion of the above transactions, the Company will focus its efforts in the solar power business acquired from Solar Tracer Corporation and the beverage business acquired from First Diversified Equities, Inc.  The Company shall continue to review further other potential acquisitions.  All obligations generated under the prior emergency response business will be satisfied within and under the new business arrangement.

ABOUT SECTOR 10, INC.

With the completion of the above transactions, the Company will focus its efforts in the solar power business acquired from Solar Tracer Corporation and the beverage business acquired from First Diversified Equities, Inc.  The Company shall continue to review further other potential acquisitions.

FORWARD LOOKNG STATEMENTS

In addition to historical information, this Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated terms and conditions of a transaction which the Company has not consummated, which is subject to unfulfilled conditions and which may never be consummated. Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events. Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements. All forward-looking statements included in this Report are made as of the date hereof and are based on information available to the Company as of such date. The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: the ability of the Company to reach agreement on the terms and conditions of the proposed transactions, the willingness of third parties, whose actions are beyond the control of the Company to facilitate the proposed transaction, potential regulatory scrutiny, the Company’s failure to accurately forecast the response of the Company’s shareholders to the proposed transaction and the challenges of competing successfully in a highly-competitive and rapidly-changing industry. Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for the products and services of the Company; the Company’s limited financial resources; the Company’s ability to obtain capital necessary to pursue its proposed plan of operations; variations in market and economic conditions; the degree and nature of competition; the ability of the Company to expand their product and service offerings to new and existing markets; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 2 - Financial Information

Item 2.01             Completion of Acquisition or Disposition of Assets

Item 2.01(a)        Acquisition of First Diversified Equities, Inc.

On February 3, 2011, the Company entered into a definitive agreement with First Diversified Equities, Inc. to acquire 100% of the issued and outstanding shares of First Diversified Equities, Inc.  The acquisition details are discussed in Item 1.01 above.  All consideration is provided by the issuance of new Sector 10, Inc. common shares.

Section 5 - Corporate Governance and Management

Item 5.01             Changes in Control of Registrant

(a)
A change in voting control of Sector 10, Inc. occurs based on the terms and conditions of the Stock Exchange Agreement between Sector 10, Inc. and Solar Tracer Corporation.  A change in voting control occurs with the initial issuance of the 60, 000,000 common shares plus the voting proxy for 30,000,000 shares by Sector 10 Holdings, Inc.

(b)
Sector 10, Inc. maintains anti-dilution agreements with Sector 10 Holdings, Inc. and its key officers. The Change in Voting Control occurs because Sector 10 Holdings, Inc. and the key officers of Sector 10, Inc. have waived their anti-dilution rights with respect to the shares issued under the Stock Exchange Agreement between Sector 10, Inc. and Solar Tracer Corporation.  The waiver of the anti-dilution rights applies only to the shares issued under the Stock Exchange Agreement dated December 22, 2010 and the Stock Exchange Agreement Closing Statement dated January 7, 2011. For all other applicable Sector 10, Inc. transactions and common share issuance, the dilution agreements shall continue to apply in accordance with the terms and conditions set forth in their respective agreements.

(c)
As a result of the issuance of 60,000,000 shares to Sterling, LLC as a result of the Solar Tracer Agreement which was finalized on January 7, 2011, the ownership percentage of Sector 10 Holdings, Inc was reduced from 52.43% to 32.22%.  With the transfer of the voting rights to 30,000,000 shares, the voting percentage was reduced to 12.95%.  As a result of the reverse stock split and the subsequent issuance of 60,000,000 shares to First Diversified Equities, Inc, Sector 10 Holdings, Inc ownership and voting percentage is estimated to be 2.92%.  This percentage reflects the release of the voting proxy that was in effect only until the completion of the reverse split.

(d)
As a result of the reverse stock split and the subsequent issuance of 60,000,000 shares to First Diversified Equities, Inc as required under the Stock Exchange Agreements with Solar Tracer Corporation closed on January 3, 2011 and First Diversified Equities, Inc, closed on February 3, 2011,  Sterling LLC (as recipient from Solar Tracer Corporation) is estimated to have an ownership percentage of approximately 3.5% and First Diversified Equities, Inc. is estimated to have an ownership percentage of approximately 90%.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

(a)
As previously disclosed on the Form 10-Q for the period ended September 30, 2010, Alan Rouleau, Director of the Company since November 2007 submitted his resignation to the Board of Directors on September 3, 2010.  The resignation was accepted by the Board of Directors effective September 3, 2010.

(b)
As a result of the acquisitions of Solar Tracer Corporation closed on January 7, 2011 and First Diversified Equities, Inc, closed on February 3, 2011, new management and members of the Board of Directors will be elected to manage the ongoing Company operations.  Pericles DeAvila will be replaced as President and as member of the Board of Directors of the Company by Sam Dichy, current President of First Diversified, Inc.  This change will occur immediately upon the filing of the Form-10Q for the period ended December 31, 2010 which is expected to be during the week ending February 18, 2011.

Item 8.01             Other Information

(a)
Name Change: As a result of these transactions, the name of the Company will be changed to First Diversified Equities, Inc.  The Company will file the appropriate paperwork with the State of Delaware to complete this change

(b)	Trading Symbol: A new trading symbol will be applied for as a result of the name change.

(c)	Relocation: The Company headquarters will be relocated to Miami, FL effective immediately. The new Company address is as follows:

First Diversified Equities, Inc.
3500 Island Blvd. Suite 105
Aventura, FL 33160

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2011
SECTOR 10, INC.

By:	Pericles DeAvila
Pericles DeAvila, President